EXHIBIT 99.2
WAIVER
     WAIVER dated as of February 6, 2006 to the Credit Agreement dated as of November 22, 2005 (the “Credit Agreement”) among PIER 1 IMPORTS (U.S.), INC. and PIER 1 KIDS, INC., (the “Borrowers”), the LENDERS named therein (the “Lenders”), BANK OF AMERICA, N.A., as Administrative Agent and Collateral Agent (the “Agent”), WELLS FARGO RETAIL FINANCE, LLC AND WACHOVIA BANK, NATIONAL ASSOCIATION, as Co-Syndication Agents and HSBC BANK USA, NA and JPMORGAN CHASE BANK, N.A., as Co-Documentation Agents, and BANK OF AMERICA SECURITIES LLC, as Arranger.
W I T N E S S E T H :
     WHEREAS, the Parent desires to issue convertible senior notes (the “Notes”) with terms substantially as set forth in the attached draft Preliminary Offering Memorandum dated February 6, 2006 (the “Preliminary Offering Memorandum”);
     WHEREAS, the Loan Parties desire to guarantee the Notes substantially on the terms set forth in the Preliminary Offering Memorandum;
     WHEREAS, the Parent desires to use a portion of the proceeds from the issuance of the Notes to purchase a convertible note hedge (the “Call Spread”) as described in the Preliminary Offering Memorandum; and
     WHEREAS, this Waiver has been approved by the Required Lenders;
     NOW, THEREFORE, the parties hereto agree as follows:
     SECTION 1. Defined Terms; References. Unless otherwise specifically defined herein, each term used herein that is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement
     SECTION 2 .Waiver. Any Default or Event of Default arising under any Loan Document as a result of (i) the issuance and sale of the Notes and the Guarantees, (ii) the purchase of the Call Spread, (iii) the payment of cash and the issuance of common Capital Stock by the Parent upon conversion and retirement of the Notes, and (iv) the performance of the Loan Parties of their obligations related to the Notes, the Guarantees and the Call Spread, in each case, as described in the Preliminary Offering Memorandum is hereby waived.
     SECTION 3. Governing Law. This Waiver shall be governed by and construed in accordance with the laws of the State of New York.

     SECTION 4. Counterparts. This Waiver may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
     IN WITNESS WHEREOF, the parties hereto have caused this Waiver to be duly executed as of the date first above written.

PIER 1 IMPORTS (U.S.), INC.
By:
Name:
Title:

PIER 1 KIDS, INC.
By:
Name:
Title:

PIER 1 IMPORTS, INC.
By:
Name:
Title:

PIER 1 ASSETS, INC.
By:
Name:
Title:

PIER 1 LICENSING, INC.
By:
Name:
Title:

2

PIER 1 HOLDINGS, INC.
By:
Name:
Title:

PIER 1 SERVICES COMPANY, a Delaware statutory trust
By:	Pier 1 Holdings, Inc., Managing Trustee

By:
Name:
Title:

PIER 1 VALUE SERVICES, LLC
By:	Pier 1 Imports (U.S.), Inc., its sole member and manager

By:
Name:
Title:

By:
Name:
Title:

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